Exhibit 99.1

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Chad Lindbloom, chief financial officer (952) 937-7779

Tim Gagnon, director, investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS THIRD QUARTER RESULTS

MINNEAPOLIS, November 5, 2013 – C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW), today reported financial results for the quarter ended September 30, 2013. Summarized financial results for the quarter ended September 30 are as follows (dollars in thousands, except per share data):

	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% change	2013	2012	% change
Total revenues	$3,316,665	$2,880,409	15.1%	$9,599,194	$8,388,237	14.4%

Net revenues:
Transportation
Truckload	$265,509	$269,097	-1.3%	$798,448	$788,872	1.2%
LTL	61,436	58,863	4.4%	180,638	167,135	8.1%
Intermodal	10,202	10,074	1.3%	29,223	29,804	-1.9%
Ocean	49,692	18,498	168.6%	141,304	51,217	175.9%
Air	18,137	9,046	100.5%	55,107	28,496	93.4%
Customs	8,932	4,109	117.4%	27,307	11,443	138.6%
Other logistics services	16,070	13,087	22.8%	50,348	42,029	19.8%

Total transportation	429,978	382,774	12.3%	1,282,375	1,118,996	14.6%
Sourcing	30,553	33,747	-9.5%	101,151	105,895	-4.5%
Payment services	2,775	16,149	-82.8%	8,104	48,048	-83.1%

Total net revenues	463,306	432,670	7.1%	1,391,630	1,272,939	9.3%

Operating expenses	286,951	245,413	16.9%	864,093	731,223	18.2%

Operating income	176,355	187,257	-5.8%	527,537	541,716	-2.6%
Net income	$107,737	$116,330	-7.4%	$322,952	$337,412	-4.3%

Diluted EPS	$0.69	$0.72	-4.2%	$2.03	$2.08	-2.4%

Pro Forma Comparison - The following shows the effects of the disposition of the Company’s T-Chek Payment Services business (“T-Chek”), which was completed in October 2012, and the acquisition of Phoenix International Freight Services, Ltd. (“Phoenix”), which was completed in November 2012, as if these transactions had occurred at the beginning of 2012. A reconciliation of these pro forma measures is described on page 4.

	Three months ended September 30,			Nine months ended September 30,
	2013 Reported	2012 Pro Forma	% change	2013 Reported	2012 Pro Forma	% change
Total net revenues	$463,306	$461,789	0.3%	$1,391,630	$1,358,849	2.4%
Income from operations	176,355	190,233	-7.3%	527,537	547,132	-3.6%

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C.H. Robinson Worldwide, Inc.

November 5, 2013

Discussion of Third Quarter 2013 Results

Our truckload net revenues decreased 1.3 percent in the third quarter of 2013 compared to the third quarter of 2012. Our truckload volumes increased approximately 13 percent in the third quarter of 2013 compared to the third quarter of 2012. Our North American truckload volumes increased approximately nine percent. We estimate that our acquisition of Apreo Logistics S.A. (“Apreo”), which was completed in October 2012, contributed approximately four percent to our volume growth in the third quarter of 2013. Our truckload net revenue margin decreased in the third quarter of 2013 compared to the third quarter of 2012, due primarily to increased cost per mile. In North America, excluding the estimated impacts of the change in fuel, our average truckload rate per mile charged to our customers increased approximately two percent in the third quarter of 2013 compared to the third quarter of 2012. In North America, our truckload transportation costs increased approximately four percent, excluding the estimated impacts of the change in fuel.

Our less-than-truckload (“LTL”) net revenues increased 4.4 percent in the third quarter of 2013 compared to the third quarter of 2012. The increase was driven by an increase in total shipments of approximately five percent, partially offset by decreased net revenue margin.

Our intermodal net revenues increased 1.3 percent in the third quarter of 2013 compared to the third quarter of 2012. This was due to increased net revenue margin, partially offset by decreased volumes. Our net revenue margin increase was due to a change in our mix of business.

Our ocean transportation net revenues increased 168.6 percent, our air transportation net revenues increased 100.5 percent, and our customs net revenues increased 117.4 percent in the third quarter of 2013 compared to the third quarter of 2012. These increases were primarily due to our acquisition of Phoenix in November 2012.

Sourcing net revenues decreased 9.5 percent in the third quarter of 2013 compared to the third quarter of 2012. Cost of products sourced for resale increased as a result of lower crop yields primarily due to weather. We also lost certain commodity business with a significant customer.

Our Payment Services net revenues decreased 82.8 percent in the third quarter of 2013 compared to the third quarter of 2012 due to the T-Chek divestiture in the fourth quarter of 2012.

For the third quarter, operating expenses increased 16.9 percent to $287.0 million in 2013 from $245.4 million in 2012. Operating expenses as a percentage of net revenues increased to 61.9 percent in the third quarter of 2013 from 56.7 percent in 2012. During the third quarter of 2013, operating expenses grew faster than net revenues primarily as a result of an increase in headcount, including the impact of the Apreo and Phoenix acquisitions, and the amortization of acquisition-related intangible assets. Phoenix has a higher expense to net revenue ratio than C.H. Robinson has historically experienced.

For the third quarter, personnel expenses increased 14.0 percent to $204.4 million in 2013 from $179.3 million in 2012. This was due to an increase in our average headcount of approximately 30 percent, related primarily to the acquisitions of the Phoenix and Apreo in the fourth quarter of 2012. We estimate that our average headcount, excluding acquisitions and divestitures, increased approximately eight percent in the third quarter of 2013 compared to 2012. The personnel expense increase was partially offset by declines in the expenses related to incentive plans that are designed to keep expenses variable with changes in net revenues and profitability. The increase in personnel expenses was also partially offset by the divestiture of T-Chek in October 2012.

For the third quarter, other selling, general, and administrative expenses increased 25.0 percent to $82.6 million in 2013 from $66.1 million in 2012. This increase was driven primarily by Phoenix operations,

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C.H. Robinson Worldwide, Inc.

November 5, 2013

partially offset by the divestiture of T-Chek. For the third quarter, acquisition amortization expense increased to $5.0 million in 2013 from $1.0 million in 2012 primarily as a result of the finite-lived intangible assets recorded in connection with the acquisition of Phoenix.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 42,000 active customers through a network of 285 offices in North America, South America, Europe, Asia, and Australia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 56,000 transportation providers worldwide.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call and we undertake no obligation to update the replay.

Non-GAAP vs. GAAP Financial and Pro Forma Financial Measures

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures from time to time. We use non-GAAP measures, including those set forth in this release, to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business. However, non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, and should be viewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. To provide investors with information to assist them in assessing our financial results on a comparable basis with historical results, we have provided certain non-GAAP financial measures in this press release that include the effects of the disposition of T-Chek and the acquisition of Phoenix as if they had occurred at the beginning of our 2012 fiscal year.

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C.H. Robinson Worldwide, Inc.

November 5, 2013

A reconciliation of our reported results to pro forma financial measures for the quarter ended September 30, 2012 is as follows (dollars in thousands):

	Reported	T-Chek Operations (1)	Phoenix Operations (1)	Pro Forma
Total revenues	$2,880,409	$(13,204)	$216,219	$3,083,424

Purchased transportation and related services	2,063,109	—	173,896	2,237,005
Purchased products sourced for resale	384,630	—	—	384,630

Total purchased services and products	2,447,739	—	173,896	2,621,635

Net revenues (2)	432,670	(13,204)	42,323	461,789

Personnel expenses	179,342	(3,470)	20,799	196,671
Selling, general and administrative expenses	65,112	(2,855)	7,602	69,859
Amortization of acquisition intangibles	959	—	4,067	5,026

Total other operating expenses	245,413	(6,325)	32,468	271,556

Income from operations	$187,257	$(6,879)	$9,855	$190,233

1.	Adjustments have been made to historical Phoenix operations for the addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($4.1 million), rent expense for lease agreements entered into in connection with the acquisition ($84 thousand), and depreciation on a building acquired in the acquisition ($37 thousand). An adjustment has also been made to reduce purchased transportation and related services ($7.3 million) and other selling, general, and administrative expenses ($13.5 million) and to increase personnel expenses ($20.8 million) to conform to C.H. Robinson’s historical financial reporting presentation. There were no pro forma adjustments to the T-Chek historical results.

2.	Net revenues are our total revenues less purchased transportation and related services, including contracted motor carrier, rail, ocean, air, and other costs, and the purchased price and services related to the products we source.

A reconciliation of our reported results to pro forma financial measures for the nine months ended September 30, 2012 is as follows (dollars in thousands):

	Reported	T-Chek Operations (1)	Phoenix Operations (1)	Pro Forma
Total revenues	$8,388,237	$(39,333)	$622,827	$8,971,731

Purchased transportation and related services	5,980,489	—	497,584	6,478,073
Purchased products sourced for resale	1,134,809	—	—	1,134,809

Total purchased services and products	7,115,298	—	497,584	7,612,882

Net revenues (2)	1,272,939	(39,333)	125,243	1,358,849

Personnel expenses	539,964	(11,176)	61,899	590,687
Selling, general and administrative expenses	188,622	(8,781)	26,352	206,193
Amortization of acquisition intangibles	2,637	—	12,200	14,837

Total other operating expenses	731,223	(19,957)	100,451	811,717

Income from operations	$541,716	$(19,376)	$24,792	$547,132

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C.H. Robinson Worldwide, Inc.

November 5, 2013

1.	Adjustments have been made to historical Phoenix operations for addition of amortization expense of finite-lived intangible assets recorded in connection with the acquisition ($12.2 million), rent expense for lease agreements entered into in connection with the acquisition ($252 thousand), and depreciation on a building acquired in the acquisition ($111 thousand). An adjustment has also been made for the elimination of contractual changes in compensation ($5.1 million). An adjustment has also been made to reduce purchased transportation and related services ($21.9 million) and other selling, general, and administrative expenses ($45.1 million) and to increase personnel expenses ($67.0 million) to conform to C.H. Robinson’s historical financial reporting presentation. There were no pro forma adjustments to the T-Chek historical results.

2.	Net revenues are our total revenues less purchased transportation and related services, including contracted motor carrier, rail, ocean, air, and other costs, and the purchased price and services related to the products we source.

Conference Call Information:

C.H. Robinson Worldwide Third Quarter 2013 Earnings Conference Call

Wednesday November 6, 2013 8:30 a.m. Eastern Time

The call will be limited to 60 minutes, including questions and answers. We invite call participants to submit questions in advance of the conference call and we will respond to as many of the questions as we can in the time allowed. If time permits, we will accept live questions. To submit your question(s) in advance of the call, please email tim.gagnon@chrobinson.com.

Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at www.chrobinson.com

To participate in the conference call by telephone, please call ten minutes early by dialing: 877-941-0844

Callers should reference the conference ID, which is 464248#

Webcast replay available through Investor Relations link at www.chrobinson.com

Telephone audio replay available until 12:59 a.m. Eastern Time on November 9: 800-406-7325; passcode: 4642488#

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C.H. Robinson Worldwide, Inc.

November 5, 2013

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Transportation	$2,880,901	$2,445,883	$8,302,160	$7,099,485
Sourcing	432,373	418,377	1,287,036	1,240,704
Payment Services	3,391	16,149	9,998	48,048

Total revenues	3,316,665	2,880,409	9,599,194	8,388,237

Costs and expenses:
Purchased transportation and related services	2,450,923	2,063,109	7,019,785	5,980,489
Purchased products sourced for resale	401,820	384,630	1,185,885	1,134,809
Purchased payment services	616	—	1,894	—
Personnel expenses	204,388	179,342	623,042	539,964
Other selling, general, and administrative expenses	82,563	66,071	241,051	191,259

Total costs and expenses	3,140,310	2,693,152	9,071,657	7,846,521

Income from operations	176,355	187,257	527,537	541,716

Investment, interest, and other (expense) income	(2,635)	76	(3,284)	976

Income before provision for income taxes	173,720	187,333	524,253	542,692
Provision for income taxes	65,983	71,003	201,301	205,280

Net income	$107,737	$116,330	$322,952	$337,412

Net income per share (basic)	$0.69	$0.72	$2.03	$2.09
Net income per share (diluted)	$0.69	$0.72	$2.03	$2.08
Weighted average shares outstanding (basic)	156,924	160,782	158,820	161,784
Weighted average shares outstanding (diluted)	157,044	161,003	158,884	162,042

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C.H. Robinson Worldwide, Inc.

November 5, 2013

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$129,723	$210,019
Receivables, net	1,564,997	1,412,136
Other current assets	58,721	50,135

Total current assets	1,753,441	1,672,290

Property and equipment, net	155,693	149,851
Intangible and other assets	982,434	982,084

Total Assets	$2,891,568	$2,804,225

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$810,742	$707,476
Accrued compensation	79,770	103,343
Accrued income taxes	23,899	121,581
Other accrued expenses	41,820	46,171
Current portion of debt	350,000	253,646

Total current liabilities	1,306,231	1,232,217

Noncurrent income taxes payable	21,196	20,590
Deferred tax liabilities	74,691	45,113
Long-term debt	500,000	—
Other long term liabilities	887	1,933

Total liabilities	1,903,005	1,299,853

Total stockholders’ investment	988,563	1,504,372

Total liabilities and stockholders’ investment	$2,891,568	$2,804,225

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C.H. Robinson Worldwide, Inc.

November 5, 2013

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands, except operational data)

	Nine months ended September 30,
	2013	2012
Operating activities:
Net income	$322,952	$337,412
Stock-based compensation	10,856	21,077
Depreciation and amortization	42,052	26,081
Provision for doubtful accounts	10,323	8,143
Deferred income taxes	28,696	3,856
Other	232	2,490
Changes in operating elements
Receivables	(197,468)	(203,361)
Prepaid expenses and other	(10,465)	(2,042)
Accounts payable and outstanding checks	103,226	111,628
Accrued compensation	(23,023)	(28,230)
Accrued income taxes	(94,027)	689
Other accrued liabilities	(10,425)	(10,587)

Net cash provided by operating activities	182,929	267,156

Investing activities:
Purchases of property and equipment	(27,861)	(28,096)
Purchases and development of software	(6,375)	(10,795)
Acquisitions, net of cash	19,126	—
Other	221	206

Net cash used for investing activities	(14,889)	(38,685)

Financing activities:
Borrowings on line of credit	3,054,023	—
Repayments on line of credit	(2,957,669)	—
Borrowings of long-term debt	500,000	—
Payment of contingent purchase price	(927)	(11,613)
Net repurchases of common stock	(700,631)	(163,412)
Excess tax benefit on stock-based compensation	26,180	9,831
Cash dividends	(167,130)	(163,273)

Net cash used for financing activities	(246,154)	(328,467)
Effect of exchange rates on cash	(2,182)	(718)

Net change in cash and cash equivalents	(80,296)	(100,714)
Cash and cash equivalents, beginning of period	210,019	373,669

Cash and cash equivalents, end of period	$129,723	$272,955

	As of September 30,
	2013	2012
Operational Data:
Employees	11,533	8,811
Branches	285	234

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